Exhibit 99.01

CannaSys, Inc. to Acquire Hyper Financial Technologies, Inc. (Hyfin) Company to Acquire Crypto Payments Platform Focused on Emerging Industries

Company to Acquire Crypto Payments Platform Focused on Emerging Industries

DENVER, CO, April 03, 2018 (GLOBE NEWSWIRE) -- CannaSys, Inc. (OTC PINK: MJTK) (“CannaSys”), a marketing, branding, and technology company, today announces that it has signed a letter of intent to acquire Hyper Financial Technologies, Inc., a Wyoming based cryptocurrency payments platform, whose core product operates under the Hyfin™ brand.

Hyfin is a payment facilitation platform for merchants that are increasingly considered “high risk” by traditional credit card and other money service businesses and transaction platforms.  Hyfin’s initial product is the Hyfin Multi Alt-coin Payment Gateway.  The global industry sectors considered “high risk” by traditional credit cards are some of the fastest growing industries in the world, and many of them are mainstream in our daily lives:  charities, pawn shops, weapons safety and accessories, online gaming, and even airlines are all considered “high risk” by most banks and traditional credit cards.

Hyfin’s Payment Gateway sets it apart from its competitors with its finTX™ Process and finSET™ Control technology, which allow merchants to withdraw funds and convert them to any alt-coin instantaneously.

Importantly, Hyfin’s technology will facilitate automated merchant fee deductions via its proprietary token, Hyfin Coin.  Through Hyfin Coin, merchants ignored by traditional financial institutions will be able to access an end-to-end solution for the acceptance and processing of transactions regardless of geography.

“We estimate that more than $200 billion of annual transaction volume amounting to 6 billion annual payment transactions are completely ignored by traditional merchant processors and payment gateways,” noted Michael Tew, CEO of CannaSys. “Hyfin offers a chargeback-free payment alternative for these merchants in a seamless, end-to-end solution, and its founding team has extensive experience in underwriting these merchants.”

Hyfin’s team, which has more than a decade of experience developing and commercializing payment gateway solutions for “high risk” merchants, will also implement its proprietary onboarding solution for merchants, including finBOARD (Know Your Customer) merchant onboarding platform for fast crypto merchant account approvals, which mirrors FINCEN’s standards and follows Anti-Money Laundering (AML) models developed in the traditional payments space.

Mr. Tew commented, “Hyfin’s product suite is a complementary solution to and additional distribution mechanism for Citizen Toke.  Hyfin’s product suite and expansive business plan will serve as a platform for future bolt-on acquisitions in the blockchain and financial technology sectors.”

Hyfin’s payment gateway is the first step of an extensive product roadmap that includes the development of a unique blockchain based software solution, token offering, and global onboarding solution.  CannaSys intends to provide timely updates to shareholders regarding its continued expansion into blockchain technologies and the acquisition, development, and commercialization of Hyfin.

About CannaSys, Inc.

CannaSys is a technology solutions, marketing, and branding company. Its core products are delivered “software as a service” to facilitate point-of-purchase transactions and customer relationship marketing solutions. CannaSys plans to develop, acquire, and build strategic relationships with other businesses in order to bring additional solutions to market. For more information, please visit www.cannasys.com. Citizen Toke is CannaSys’s marquis product—connecting retailers, products, and brands with new customers through gamified, instant SMS deals.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Investors are cautioned that these forward-looking statements involve risks and uncertainties, including continued acceptance of CannaSys’s products, increased levels of competition for CannaSys, new products and technological changes, CannaSys’s dependence on third-party suppliers, and other risks detailed from time to time in CannaSys’s periodic reports filed with the U.S. Securities and Exchange Commission.

Michael Tew

720 420 1290

Michael.tew@cannasys.com

Source: CannaSys, Inc.

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